UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report
 Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):      November 8, 2012

INTELLIGENT  SYSTEMS  CORPORATION

(Exact name of Registrant as specified in its charter)

Georgia	1-9330	58-1964787
(State or other jurisdiction	Commission file number	(I.R.S. Employer Identification No.)
of incorporation or organization)

4355 Shackleford Road, Norcross, Georgia		30093
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (770) 381-2900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFP 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 4.02.   Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On November 8, 2012, our Chief Financial Officer became aware of an error in applying a GAAP standard to the noncontrolling interest of one of our subsidiary companies.  On January 1, 2009, we adopted Financial Account Standards Board (“FASB”) authoritative guidance establishing new accounting and reporting standards for Noncontrolling Interests in Consolidated Financial Statements.  The standard requires the recognition of a noncontrolling interest in a subsidiary as a component of equity in the consolidated financial statements, separate from the parent’s equity for all periods presented.  In addition, the standard requires the parent to attribute to the noncontrolling interest such interest’s share of net income and losses of the subsidiary and to disclose on the face of the consolidated income statement the amounts of net income and losses attributed to the noncontrolling interest.  The standard also requires the parent to attribute to the noncontrolling interest such interest’s share of losses even if such attribution results in a deficit noncontrolling interest balance within the parent’s equity accounts.  This accounting was a change from the prior standard and our practice.

On November 8, 2012, we determined that we have not been applying the guidance correctly in all respects because we have not been attributing to the noncontrolling interest (held by common shareholders of our CoreCord Software subsidiary) its share of the losses or income of the subsidiary and have not been showing such attributed amounts on the face of the consolidated statement of operations. Management and our audit committee have discussed this error in application of this accounting standard with Habif, Arogeti & Wynne, LLP, our independent registered public accounting firm.  Management and our audit committee have concluded that we should correct the misapplication of the accounting standard in prior period financial statements and investors should no longer rely on our previously issued financial statements from 2009 through June 30, 2012.

The error does not impact our reported revenues, costs, expenses, net income, cash flows, assets or liabilities for the prior periods and has no practical impact on the Company’s operations or results.  It does disclose additional information on the net income allocable to us and the noncontrolling interest on the face of the statement of operations, as well as the calculation of earnings per share. It also affects the allocation of shareholders’ equity on the balance sheet. Total shareholders’ equity does not change in any period, just the allocation of the shareholders’ equity between us and the noncontrolling interest.

From January 1, 2009 through September 30, 2012, we should have allocated approximately $2,308,000 of our subsidiary’s cumulative losses to the noncontrolling interest, which has the effect of increasing net income attributable to Intelligent Systems  during such period by the same amount, increasing equity attributable to Intelligent Systems Corporation stockholders by the same amount to $7,460,000 at September 30, 2012, and reducing the equity attributable to the noncontrolling interest to a deficit of $792,000 at September 30, 2012.

We are filing our Form 10-Q for the period ended September 30, 2012 as scheduled on November 14, 2012, which includes the correction of the error in the current year and restates the prior year financial statements for the periods presented.  We intend to restate prior period financial statements and will file amended Form 10-Q’s for the periods ended March 31, 2012 and June 30, 2012 as well as an amended 2011 Form 10-K.  We expect to restate and file the amendments no later than December 15, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELLIGENT SYSTEMS CORPORATION (Registrant)

Date: November 14, 2012	/s/ Bonnie L. Herron
By: Bonnie L. Herron
Chief Financial Officer

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